EXHBIT  32.1
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                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002

In connection with the Quarterly Report of Bluetorch, Inc (the "Company") on Form 10-qsb for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bruce MacGregor, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/  BRUCE  MACGREGOR
-----------------------------
Bruce  MacGregor
Chief  Executive  Officer





                                November 19, 2003